Coronado Curragh Pty Ltd
ABN 90 009 362 565
Level 33, Central Plaza One, 345 Queen Street
GPO Box 51, Brisbane QLD 4000
T:

+61 7 3031 7777 | F:

+61 7 3229 7402

Private Mail Bag, Blackwater QLD 4717
T:

+61 7 4986 9211 | F:

+61 7 4986 9361
www.coronadoglobal.com

CONSENT OF PAUL

WOOD
I, Paul Wood, B. Eng.; MAusIMM(CP), Senior Life of

Mine Planner of Coronado Curragh Pty Ltd, a

wholly owned
subsidiary of Coronado

Global Resources Inc.

(the “Company”), prepared

Sections 1.1, 1.2,

1.5, 1.7 through

to
1.11,

2 through to

5, 7.4 and

12 through

to 26

and reviewed

all other

sections of

the technical

report summary
titled “
Coronado Global

Resources Inc. (

“Coronado”) Statement

of Coal

Resources and Reserves

for the

Curragh
Mine Complex in Accordance with the

JORC Code and United States SEC

Regulation S-K 1300 as of December
31, 2021 Bowen Basin Queensland, Australia
,” dated February 21, 2022 (the “Technical

Report Summary”).
With respect to the portions of the Technical

Report Summary that I prepared, I hereby

consent to the filing with
the

Securities

and

Exchange

Commission

of

the

Technical

Report

Summary

as

an

exhibit

to

the

Company’s
Annual

Report

on

Form

10-K

for

the

year

ended

December

31,

2022

(the

“Annual

Report”)

and

to

the
incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on Form
S-3 (No. 333-239730) and Form S-8 (Nos. 333- 236597 and

333-249566) (the “Registration Statements”).
I hereby further consent to the inclusion

or incorporation by reference in the

Annual Report and the Registration
Statements of references to my name (including status as an expert or qualified person (as defined in Item 1300 of

Regulation

S-K))

and

the

information

derived

from

the

portions

of

the

Technical

Report

Summary

that

I
prepared, including any quotation therefrom or summarization thereof

.
February 14, 2023
/s/ Paul Wood

Name: Paul Wood